EXECUTION COPY


                                                                   Exhibit 99.4

             -----------------------------------------------------

                               WARRANT AGREEMENT

                         Dated as of January 20, 2004

                                    between

                            PRIVATE BUSINESS, INC.

                                      and

                          LIGHTYEAR PBI HOLDINGS, LLC

             ----------------------------------------------------

                  WARRANT AGREEMENT (this "Agreement"), dated as of January 20, 2004 between PRIVATE BUSINESS, INC., a Tennessee corporation (the "Company"), and LIGHTYEAR PBI HOLDINGS, LLC, a Delaware limited partnership (the "Initial Holder").

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Grant. The Company hereby grants to the Initial Holder warrants ("Warrants") which shall entitle the registered holder thereof to purchase from the Company, at any time or from time to time hereafter until 5:00 P.M., New York time, on January 20, 2014 (the "Expiration Date"), up to 16,000,000 shares (the "Warrant Shares") of Common Stock, no par value, of the Company ("Common Stock"), subject to adjustment as provided in Section 6, at the exercise price of $1.25 per share, subject to adjustment as provided in
Section 6 (the "Exercise Price"), all subject to the terms and upon the conditions set forth herein. Each Warrant not exercised or deemed exercised on or prior to the Expiration Date shall become invalid and all rights thereunder, and all rights in respect thereof under this Agreement, shall cease as of that time.

                  2. Warrant Certificates. The Warrants shall be evidenced by certificates issued pursuant to this Agreement (the "Warrant Certificates") in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Agreement.

                  3.   Exercise of Warrant.

                  (a) General. Subject to the provisions of this Agreement, upon surrender to the Company at its principal office of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment in accordance with Section 3(b) of the Exercise Price then in effect, the Company shall issue and deliver promptly to the registered holder of such Warrant Certificate, a certificate or certificates for the Warrant Shares or other securities or property to which the registered holder is entitled, registered in the name of such registered holder or, upon the written order of such registered holder, in such name or names as such registered holder may designate; provided, however, that if such exercise would result in the Initial Holder acquiring beneficial ownership of Common Stock (together with all other Common Stock owned by the Initial Holder at such time) with a value in excess of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), notification threshold (the "HSR Threshold"), then only the exercise of those Warrants which when exercised do not exceed the HSR Threshold shall be exercised and the Form of Election to Purchase shall be deemed to relate only to such Warrants. The exercise of additional Warrants in excess of the HSR Threshold shall not occur until the Initial Holder has received approval of such exercise under the HSR Act or the time for such approval has passed. In the case of an exercise of Warrants, any certificate or certificates representing Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of the Warrant Shares as of the date of the surrender of such Warrant Certificate (together with such duly executed Form of Election to Purchase) and payment of the Exercise Price.



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

                  (b) Payment. Payment of the Exercise Price shall be made, at the option of the registered holder of the Warrants, (i) in cash, (ii) by wire transfer payable to the order of the Company, (iii) on a net basis, such that without the exchange of any funds, such holder receives that number of Warrant Shares that would otherwise be issuable upon a cash exercise of such Warrants less that number of Warrant Shares having a current market price equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which such Warrant is being exercised or (iv) in shares of Series A Preferred Stock of the Company (the "Series A Preferred Stock"), such that without the exchange of any funds, such holder receives that number of Warrant Shares issuable upon a cash exercise of such Warrants upon surrender to the Company of that number of shares of Series A Preferred Stock having an aggregate Series A Liquidation Payment (as defined in the Designation of Preferences of the Series A Preferred Stock) equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which such Warrant is being exercised. In the case of clauses (iii) and (iv) of the preceding sentence, such exchange shall be treated by the parties as a recapitalization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent permitted by applicable law. For the purpose of any computation under this paragraph 3(b), the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing
Prices of the Common Stock for the ten (10) consecutive trading days ending on the day before the day the Warrant Certificate (together with a duly executed Form of Election to Purchase) is delivered to the Company. The term "Closing Price" shall mean, for each trading day, the last reported sale price regular way on the principal national securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is not listed on a national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If for any reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the current market price per share shall be the fair market value thereof as determined by an independent (i.e. not having any significant relationship with the Company or Investor or its affiliates) appraiser or investment bank chosen by the members of the Company's Board of Directors (the "Board") that are not affiliated with the Initial Holder.

                  (c) Exercise in Whole or in Part. The purchase rights evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, in whole or in part, but only for lots of 10,000 Warrant Shares or integral multiples thereof if less than all the Warrants then held by such registered holder are being exercised. If less than all of the Warrant Shares purchasable under any Warrant Certificate are purchased, the Company shall cancel such Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the remaining number of Warrant Shares purchasable thereunder.

                  (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of any Warrants. Instead the Company shall round the results of an exercise up to the nearest full share of Common Stock.

                  (e) Reservation of Shares. The Company will at all times reserve and keep available out of its authorized Common Stock solely for the purpose of issuance upon exercise of the Warrants as herein provided, such number of shares of Common Stock as shall from time to



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time be issuable upon the exercise of all outstanding Warrants. All shares of
Common Stock that may be issued upon exercise of the Warrants will, upon issuance, be validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder.

                  (f) Legend on Warrant and Stock Certificates. The Warrant Certificates and any other instruments which evidence the shares issued upon exercise of the Warrants shall, unless no longer required in the reasonable judgment of the Company or as set forth in an opinion of counsel reasonably acceptable to the Company, bear a legend substantially to the following effect in conspicuous print:

         THIS WARRANT HAS OR AS APPLICABLE, THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OR HOLDER HEREOF BY THE COMPANY FOR ANY PURPOSE, UNLESS AND UNTIL THIS WARRANT IS REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (g) Acknowledgment of Continuing Obligation. The Company will, at the time of any exercise of the Warrants in whole or in part, upon request of the registered holder, acknowledge in writing its continuing obligation to such registered holder in respect of any rights to which the registered holder shall continue to be entitled after exercise in accordance with the Warrants; provided, however, that the failure of the registered holder to make any such request shall not affect the continuing obligation of the Company to the registered holder in respect of such rights.

                  4.   Restrictions on Transfer.

                  (a) Warrant Register. The Company shall maintain at its principal office a Warrant Register for registration of Warrant Certificates and transfers thereof. The Company shall initially register the outstanding Warrants in the name of the Initial Holder. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and of the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. For the purpose of this Agreement, all references to a holder herein shall refer to a registered holder of Warrants.

                  (b) Warrants and Warrant Shares Not Registered. Each registered holder of the Warrants, by acceptance thereof, represents and acknowledges that the Warrants and the Warrant Shares which may be purchased upon exercise of a Warrant are not registered under the Securities Act of 1933, as amended (the "Securities Act"), that the issuance of the Warrants and the offering and sale of such Warrant Shares are being made in reliance on the exemption from registration afforded by Rule 506 of Regulation D as promulgated under the Securities Act and



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

Section 4(2) thereunder as not involving any public offering and that the Company's reliance on such exemption is predicated in part on the representations made by the Initial Holder of the Warrants to and with the Company that such holder (1) is acquiring the Warrants in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act, (2) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, and (3) has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Warrants. Neither the Warrants nor the related Warrant Shares may be transferred except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act if the transferor delivers a certificate, in form and substance reasonably satisfactory to the Company, that such transfer complies with the requirements of Rule 144, or (iii) pursuant to any other available exemption from registration if such transferee makes the representations set forth in the preceding sentence in writing to the Company and provides to the Company an opinion of counsel in a form reasonably satisfactory to the Company.

                  (c) Notice and Registration of Transfer. Each registered holder of the Warrants, by acceptance thereof, agrees that prior to any disposition by such holder of the Warrants or of any Warrant Shares, such holder will give written notice to the Company expressing such holder's intention to effect such disposition and describing briefly such holder's intention as to the manner in which the Warrants or the Warrant Shares theretofore issued or thereafter issuable upon exercise hereof, are to be disposed of, whereupon, but only if such transfer is permitted pursuant to paragraph 4(b) above, such transferring holder shall be entitled to dispose of the Warrants and/or the Warrant Shares theretofore issued upon the exercise thereof, all in accordance with the terms of the notice delivered by such holder to the Company. In the event of such transfer, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Company at its principal office, accompanied by a written instrument of transfer in form reasonably satisfactory to it, duly executed by the registered holder thereof. Upon any such registration or transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and, if less than all of the Warrants are to be transferred, the transferor, and the surrendered Warrant Certificate(s) shall be canceled.

                  5. Special Agreements of the Company. The Company covenants and agrees as follows:

                  (a) Listing on Securities Exchanges. If the Common Stock is listed on a stock exchange or quoted on the Nasdaq National Market or the Nasdaq Small Cap Market, the Company will use its reasonable best efforts to procure at its sole expense the listing of all Warrant Shares (subject to issuance or notice of issuance) on all stock exchanges on which the Common Stock is then listed, or the quotation of the Warrant Shares on the Nasdaq National Market or the Nasdaq Small Cap Market, as the case may be, and maintain the listing or quotation of such shares and other securities after issuance.

                  (b) Actions in Avoidance; Non-Dilution. The Company will not, by amendment of its Amended and Restated Charter, as amended, or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the



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

terms to be observed or performed hereunder by the Company but will at all times in good faith assist in carrying out all of the provisions of the Warrants and in taking all of such action as may be necessary or appropriate in order to protect the rights of the registered holders of the Warrants against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  If any shares of Common Stock required to be reserved for purposes of exercise of Warrants would require, under any federal law (other than the Securities Act), registration with or approval of any governmental authority, before such shares may be issued upon exercise, the Company will use its reasonable best efforts to cause such shares to be duly registered or approved by such governmental authority, at its expense.

                  6. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The number and kind of shares purchasable upon the exercise of Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock other than the payment of regularly scheduled dividends on any series of preferred stock, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 6(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased to equal the product of the Exercise Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be,



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shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (A) evidences of its indebtedness or (B) shares of any class of capital stock, cash or other property or assets (including securities, but excluding any dividend or distribution referred to in paragraph 6(a) or 6(b) above), then in each case, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Exercise Price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph 6(e) below) of the Common Stock on such date of determination less the then fair market value as determined by the Board (whose determination shall be conclusive) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Exercise Price has not previously been made pursuant to the terms of this paragraph 6) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution.

                  (d) The reclassification or change of Common Stock into securities, including securities other than Common Stock, (other than any reclassification upon a consolidation or merger to which paragraph 6(l) below shall apply) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of paragraph 6(c) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph 6(b) above).

                  (e) If the Common Stock is listed or admitted to trading on a principal national securities exchange in the United States, the Nasdaq National Market or the Nasdaq Small Cap Market or in the over-the-counter market, for the purpose of any computation under this Section 6, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 10 consecutive trading days immediately preceding the trading day before the day in question; provided that, in the case of paragraph 6(c), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution shall be less than 10 trading days, the period shall be such lesser number of trading days but, in any event, not less than five trading days;

                  (f) If the Common Stock is not quoted or listed by any such organization, exchange or market, the current market price per share shall be the fair market value thereof as determined by an independent (i.e. not having any significant relationship with the Company or Investor or its affiliates) appraiser or investment bank chosen by the members of the Company's Board that are not affiliated with the Initial Holder.



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

                  (g) No adjustment in the Exercise Price need be made until all cumulative adjustments amount to 1% or more of the Exercise Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 6 shall be made to the nearest 1/1,000th of a cent or to the nearest 1/1,000th of a share, as the case may be.

                  (h) For purposes of this paragraph 6, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of paragraph 6(k) below, shares issuable on exercise of the Warrants shall include only shares of the class designated as Common Stock of the Company on the date hereof or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  (i) No adjustment in the Exercise Price shall reduce the Exercise Price below the then par value of the Common Stock. The Company hereby agrees with each holder of Warrants that it shall not increase the par value of the Common Stock. No adjustment in the Exercise Price need be made under paragraphs 6(a) and 6(c) above if the Company issues or distributes to each registered holder of Warrants the shares of Common Stock, evidences of indebtedness, assets or other property, rights, options or warrants referred to in those paragraphs which each registered holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

                  (j) Whenever the Exercise Price is adjusted pursuant to paragraphs 6(a), 6(b) or 6(c) above, (A) the number of Warrant Shares purchasable upon exercise of any Warrant shall be adjusted by multiplying such number of Warrant Shares by a fraction the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price immediately after such adjustment and (B) the Company shall promptly mail to registered holders of Warrants, first class, postage prepaid, a notice of the adjustment together with a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

                  (k)  If:

                            (A) the Company plans to take any action which would require an adjustment in the Exercise Price pursuant to this paragraph 6;

                            (B) the Company plans to consolidate or merge with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or



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

                            (C) there is to be a dissolution or liquidation of the Company;

the Company shall mail to registered holders of the Warrants, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such proposed record or effective date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 6(k).

                  (l) In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets or other property, upon consummation of such transaction, each Warrant shall automatically thereafter become exercisable for the kind and amount of securities, cash or other assets or other property receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Warrant might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Warrants, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Exercise Price and the number of shares of Common Stock issuable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or assets or property thereafter deliverable upon the exercise of Warrants. If this paragraph 6(l) applies to any transaction, paragraphs 6(a), 6(b) and 6(d) do not apply to such transaction.

                  (m) In any case in which this paragraph 6 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event the issuance to the holder of any Warrants exercised after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Exercise Price and number of Warrant Shares in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Exercise Price and number of Warrant Shares shall be recomputed immediately upon such recission to the price that would have been in effect had such event not been authorized, provided that such recission is permitted by and effective under applicable laws.

                  (n) If any event occurs as to which the foregoing provisions of this paragraph 6 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.



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

                  (o) As soon as practicable after any adjustment of the Exercise Price, the number or type of shares issuable upon exercise of the Warrants or otherwise pursuant to this paragraph 6, the Company will give written notice thereof to the registered holders of the Warrants setting forth such adjustment and showing in detail the facts upon which such adjustment is based; provided that this provision shall not be construed to create a presumption that the registered holder has conceded its right to challenge the Company's adjustment if it believes it was not done in accordance with the terms of this Agreement.

                  7. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered holder thereof at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the registered holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                  8. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrants and of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of such Warrant Certificate, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

                  9. Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares and the same Exercise Price as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

                  10. Registration. The Company acknowledges that registered holders shall have the registration rights as provided in the Securityholders Agreement, dated as of January 20, 2003, between the Company and the Initial Holder.

                  11. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered by hand or sent by facsimile transmission (with receipt confirmed), or, if timely delivered to an air courier guaranteeing overnight delivery service, on the next business day, or five business days after being deposited in the mail, first class, certified or registered, postage prepaid, return receipt requested, in each case addressed as follows (or to such other place or places as either of the parties shall designate by written notice to the other):



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

                       (i) if to registered holder, to the address set forth on the Warrant Register maintained by the Company;

                            with copies to:

                            The Lightyear Fund, L.P.
                            51 West 52nd Street, 23rd floor
                            New York, New York 10019
                            Attention: Bruce Rubin
                            Facsimile: (212) 882-5757

                            and

                            Simpson Thacher & Bartlett LLP
                            425 Lexington Avenue
                            New York, New York 10017
                            Attention:  Caroline B. Gottschalk
                            Facsimile:  (212) 455-2502; and

                       (ii) if to the Company, to:

                            Private Business, Inc.
                            9020 Overlook Boulevard
                            Brentwood, TN  37027
                            Attention:  Michael Berman
                            Facsimile:  (615) 565-3261

                            with copies to:

                            Harwell Howard Hyne Gabbert & Manner, P.C.
                            315 Deaderick Street, Suite 1800
                            Nashville, TN 37238
                            Attention: David Cox
                            Facsimile: (615) 251-1056

                  12. Amendment. The Company, with the consent of the registered holders of the unexercised Warrants evidencing at least a majority of the Warrant Shares underlying the unexercised Warrants, may amend or supplement this Agreement or waive compliance by the Company in a particular instance with any provision of this Agreement; provided that without the consent of each registered holder affected, no such amendment shall (with respect to Warrants held by a non-consenting registered holder) increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise of any Warrant.

                  13. Successors. Except as otherwise provided herein, all the covenants and provisions of this Agreement by or for the benefit of the Company and the registered holders of the Warrants shall inure to the benefit of their respective successors and assigns hereunder.

                  14. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Tennessee and for all purposes shall be construed in accordance with the laws of such State (without regard to the conflicts of law principles thereof).

                  15. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person other than the Company and the registered holders of the unexercised Warrant Certificates (which shall include any transferee of all or any portion of the Warrants) any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and such registered holders. Prior to the exercise of the Warrants, no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. The holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

                  16. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

                  17. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  18. Remedies. The Company and the holder hereof each stipulates that the remedies at law of each party hereto in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  19. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                  20. Limitation of Liability; Not Stockholders. No provision of this Agreement shall be construed as conferring upon a registered holder of Warrants the right to vote, consent, receive dividends or receive notice, other than as herein expressly provided, in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by a registered holder of Warrants to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of a registered holder of Warrants, shall give rise to any liability of such registered holder for the purchase price of any Common Stock issued upon exercise of the Warrant or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                           [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      PRIVATE BUSINESS, INC.



                                      By:  /s/ Henry Baroco
                                          ---------------------------------
                                      Name:  Henry Baroco
                                      Title: Chief Executive Officer


                                      LIGHTYEAR PBI HOLDING, LLC



                                      By:  /s/ Bruce Rubin
                                          ---------------------------------
                                      Name:  Bruce Rubin
                                      Title: Manager

                                                                      EXHIBIT A
                         [FORM OF WARRANT CERTIFICATE]

THIS WARRANT HAS OR AS APPLICABLE, THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OR HOLDER HEREOF BY THE COMPANY FOR ANY PURPOSE, UNLESS AND UNTIL THIS WARRANT IS REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                           EXERCISABLE ON OR BEFORE
                         5:00 P.M., NEW YORK TIME, on
                               ___________, 2014

No. W-

                              WARRANT CERTIFICATE

                  This Warrant Certificate certifies that, for value received, _________________ having an address at ______________ ("Holder"), is the registered holder of warrants (the "Warrants") to purchase, at any time and from time to time after the date hereof until 5:00 P.M. New York time, on ________, 2014, up to 16,000,000 fully-paid and non-assessable shares (subject to adjustment in certain events) of Common Stock, no par value ("Common Stock"), of PRIVATE BUSINESS, INC., a Tennessee corporation (the "Company"), at the exercise price per share of $1.25, subject to adjustment in certain events (the "Exercise Price"), upon surrender of this Warrant Certificate, together with the attached Form of Election to Purchase duly executed, and payment of the Exercise Price at the principal office of the Company, but subject to the terms and conditions set forth herein and in the Warrant Agreement dated as of _________, 2004 between the Company and the Initial Holder (the "Warrant Agreement"). Payment of the Exercise Price shall be made, at the option of the Holder (i) in cash, (ii) by wire transfer payable to the order of the Company, (iii) on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares that would otherwise be issuable upon a cash exercise of this Warrant less that number of Warrant Shares having a current market price (as defined in paragraph 3(b) of the Warrant Agreement) equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which this Warrant is being exercised or (iv) in shares of Series A Preferred Stock of the Company (the "Series A Preferred Stock"), such that without the exchange of any funds, such holder receives that number of Warrant Shares issuable upon a cash exercise of such Warrants upon surrender to the Company of that number of shares of Series A Preferred Stock having an aggregate Series A Liquidation Payment (as defined in the Designation of Preferences of the Series A Preferred Stock) equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which such Warrant is being exercised.

                  This Warrant may be exercised at such times and in such amounts as are provided for in the Warrant Agreement. Each Warrant not exercised on or prior to _________, 2014 shall become invalid and all rights hereunder, and all rights in respect thereof under the Warrant Agreement, shall cease as of that time.

                  The Warrants evidenced by this Warrant Certificate are issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder(s) hereof upon written request directed to the Company.

                  The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable upon exercise of the Warrants may, subject to certain conditions, be adjusted.

                  Upon due presentment for registration of transfer of this Warrant Certificate at the principal office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith which is not payable by the Company pursuant to paragraph 9 of the Warrant Agreement.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are not defined herein and are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  ___________, 2004

                                      PRIVATE BUSINESS, INC.


                                      By:
                                         ---------------------------------
                                      Name:
                                      Title:

                             [FORM OF ASSIGNMENT]

            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)

                  FOR VALUE RECEIVED, ________________________ hereby sells, assigns and transfers unto ________________________________, whose address is __________________________, this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________, Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                                Signature:
                                                --------------------

                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of the
                                           Warrant Certificate.)


                                           -------------------------
                                           (Insert Social Security or Other
                                           Identifying Number of Holder)

                        [FORM OF ELECTION TO PURCHASE]

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________________ shares of Common Stock and herewith: (choose one by marking "X" in the space provided)

                  /_/ tenders payment for such shares, to the order of PRIVATE BUSINESS, INC., in the amount of $________ in accordance with the terms of the Warrant Agreement.

                  /_/ requests that such exercise be on a net basis in accordance with the terms of the Warrant Agreement.

                  /_/ tenders _____ shares of Series A Preferred Stock, having an aggregate Series A Liquidation Payment in the amount of $______, as payment for such shares, in accordance with the terms of the Warrant Agreement.

                  The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _________________________________, whose address is _____________________________________________ and that such certificate be delivered to _______________________________________ whose address is __________________________________________________.

Dated:                                Signature: ___________________

                                      (Signature must conform in all respects
                                      to name of holder as specified on the
                                      face of the Warrant Certificate.)


                                      -------------------------
                                      (Insert Social Security or Other
                                      Identifying Number of Holder)